UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on October 4, 2021, Sonnet BioTherapeutics Holdings, Inc. (the “Company” or “Sonnet”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for the prior 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 days, or until April 4, 2022 to regain compliance with the Minimum Bid Price Requirement.

On March 21, 2022, the Company submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement. On April 6, 2022, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to October 3, 2022 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

The Company will continue to monitor the closing bid price of its Common Stock and may, if appropriate, consider implementing available options, including but not limited to, implementing a reverse stock split of its outstanding securities, to regain compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during this 180-day extension.

Item 8.01. Other Events.

On April 8, 2022, the Company announced that data from preclinical studies of the Company’s proprietary Fully-Human Albumin Binding candidates, SON-1010, SON-1210, and SON-1410, will be presented in a poster session at the American Association for Cancer Research (AACR) Annual Meeting 2022, April 8-13, in New Orleans, Louisiana.

Full data are available in the abstract titled, “An Innovative Human Platform for Targeted Delivery of Bispecific Interleukins to Tumors” and the accompanying poster, the top line highlights from which are as follows:

●	Interleukins-12, -15, and -18 are among the most potent inducers of anti-tumor activity in animal models and have been evaluated in numerous clinical studies.
●	Sonnet’s bispecific drug candidates are constructed with IL-12 on the FHAB platform (SON-1010) and include IL12-FHAB-IL15 (SON-1210) and IL18- FHAB-IL12 (SON-1410).
●	A “cold” immunosuppressive B16-F10 melanoma tumor model was used for comparing the efficacy of the bispecific candidates administered in a single intravenous (i.v.) dose.
●	Dosing with either construct resulted in statistically significant tumor size reduction compared to placebo or native interleukin at a 5µg dose: 67% for IL12-FHAB-IL15 and 76% for IL18-FHAB-IL12.
●	Optimal synergistic efficacy occurred with the IL18-FHAB-IL12 bispecific.
●	These studies demonstrate that beyond the powerful anti-tumor effects of IL-12 evident in the monospecific IL12-FHAB, in the bispecific format, IL-12 can synergize with other cytokines to produce superior anti-tumor activity.

The abstract is available in the AACR Online Meeting Planner at www.aacr.org and on the Sonnet website at https://www.sonnetbio.com/technology/publications. Details of the poster presentation are as follows:

Title: An Innovative Human Platform for Targeted Delivery of Bispecific Interleukins to Tumors

Abstract Number: 4229

Session: Immunology

Presentation Type: Poster

Session Date and Time: Wednesday April 13, 2022; 9:00 AM - 12:30 PM

Location: New Orleans Convention Center, Exhibit Halls D-H, Poster Section 38

Poster Board Number: 9.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

If we implement a reverse stock split the liquidity of our Common Stock may be adversely effected.

We will be required to seek approval from our stockholders to effect a reverse stock split of the issued and outstanding shares of our Common Stock in order to regain compliance with the Nasdaq Bid Price Requirement. However, there can be no assurance that the reverse stock split would be approved by our stockholders. Further, there can be no assurance that the market price per new share of our Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the reverse stock split. The liquidity of the shares of our Common Stock may be affected adversely by any reverse stock split given the reduced number of shares of our Common Stock that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following any reverse stock split, the resulting market price of our Common Stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.
a Delaware corporation
(Registrant)

Date: April 8, 2022	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer